EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            GOLDEN SKY SYSTEMS, INC.

                                       AND

                         FUTURETRAK INTERNATIONAL, INC.

                                   DATED AS OF

                                AUGUST ___, 1999

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement ("Agreement") is made and entered into as of this ___ day of August, 1999, by and between Golden Sky Systems, Inc., a Delaware corporation, its successors or assigns (collectively, "Seller"), and FutureTrak International, Inc., a Florida corporation ("Buyer").

                                    Recitals:

         Buyer desires to purchase, and Seller desires to sell, certain of Seller's assets related to the Master System Operator Agreement (defined below) which concerns, among other things, Seller's multiple-dwelling unit division.

                                    Agreement

         In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties intending to be legally bound, agree as follows:

Section 1.        Definitions.

         In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

         1.1 Accounts Receivable. The accounts receivable of Seller exclusively related to the Business as set forth on Schedule 1.1.

         1.2 Affiliate. With respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         1.3 Assets. The Accounts Receivable, Equipment, Intangibles, and Seller Contracts, but excluding all Excluded Assets.

         1.4 Business. The business of Seller solely relating to providing Programming Services to multiple-dwelling units as contemplated under and in accordance with the Master System Operator Agreement.

         1.5 Business Day. Any day other than Saturday, Sunday or a day on which banking institutions in New York, New York or Kansas City, Missouri are required or authorized to be closed.

         1.6 Closing; Closing Date. The consummation of the transactions contemplated by this Agreement, as described in Section 8, is referred to as the Closing, and the date thereof is referred to as the Closing Date.

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         1.7 Encumbrance. Any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, assessment or other such charge, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer, or exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses), other than the Permitted Encumbrances.

         1.8 Equipment. The product demonstration equipment, office equipment, and other tangible personal property exclusively owned, leased, used or held for use by Seller for the Business as set forth on Schedule 1.8 hereto.

         1.9 Excluded Assets. Any and all right, title and interest of Seller in and to any and all assets that are not otherwise defined as Assets pursuant to
Section 1.4.

         1.10 FTS Stock. The number of shares of common stock of [____________________] traded on the NASDAQ exchange that has a dollar value equal to the total amount of principal and interest that is projected to be paid by Buyer over the term of the Promissory Note (defined below). For purposes of determining the dollar value of the FTS Stock, its per share price shall be equal to the average closing price of a share of common stock of ____________________ as reported by the NASDAQ exchange for ten (10) consecutive trading days with the last such trading day being the trading day that is three
(3) trading days prior to the Closing Date.

         1.11 Governmental Authority. (i) The United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         1.12 Intangibles. The intangible assets of Seller used exclusively in the Business as set forth on Schedule 1.12.

         1.13 Legal Requirement. Any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         1.14 Master System Operator Agreement. That certain DIRECTV MDU Master System Operator Agreement dated December 30, 1997, by and between Seller and DIRECTV, Inc.

         1.15 Permitted Encumbrances. The following Encumbrances: (a) liens for taxes, assessments and governmental charges not yet due and payable; and (b) zoning laws and ordinances and similar Legal Requirements.

         1.16 Person. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

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         1.17 Programming Services. One or more tiers of subscription DIRECTV(R)
(as defined herein) satellite programming sold to Subscribers for which a Subscriber pays a fixed monthly fee and including pay per view events and ala carte programming services and specifically excluding equipment leasing revenues and financing.

         1.18 Required Consents. All licenses, authorizations, approvals and consents required under Seller Contracts or otherwise for (a) Seller to transfer the Assets to Buyer and (b) Buyer to own, lease, use and operate the Assets on the Closing Date.

         1.19 Seller Contracts. All contracts and agreements, oral or written, exclusively pertaining to the ownership, operation and maintenance of the Assets or Business in which Seller has any right, title or interest, as set forth on
Schedule 1.18 hereto.

         1.20 Subscribers. Current or pending subscribers to Programming Services provided by Seller exclusively related to the Business pursuant to the Master System Operator Agreement.

Section 2.        Sale of Assets

         2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's rights, title and interest in, to and under the Assets, free and clear of any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, restriction, Encumbrance, or exception to or defect in title, other than Permitted Encumbrances.

Section 3.        Consideration

         3.1 Buyer Deposit. Prior to or within five (5) Business Days after execution of this Agreement and subject to the terms of the "Earnest Money Escrow Agreement" attached hereto as Exhibit A, Buyer will deliver to Commerce Bank, N.A. (the "Escrow Agent") the sum of Forty Three Thousand Dollars ($43,000), which amount, together with all interest earned thereon, shall be referred to herein as the "Buyer Deposit". The Buyer Deposit shall be held by the Escrow Agent pursuant to the Earnest Money Escrow Agreement. If the purchase of the Assets under this Agreement is not consummated on or prior to the Closing Deadline as a result of a breach by Buyer of any of its obligations under this Agreement, Seller shall be entitled to the Buyer Deposit. The payment of the Buyer Deposit by the Escrow Agent to Seller, and Seller's receipt thereof, shall be in addition to any other remedies accruing to Seller as a result of breach by Buyer of any of its obligations under this Agreement. Seller specifically acknowledges that it will not be entitled to any of the Buyer Deposit in the event the purchase of the Assets under this Agreement is not consummated due to the refusal by DIRECTV, Inc., successor-in-interest to Hughes Communications Galaxy, Inc., (herein, "DIRECTV(R)") to approve the transfer of the Master System Operator Agreement to Buyer.

         3.2 Base Purchase Price. Buyer will pay to Seller the total consideration of Eight Hundred Sixty Thousand Dollars ($860,000) (the "Purchase Price"), to be paid by the Buyer at the Closing as follows: (a) Three Hundred Ten Thousand Dollars ($310,000) in cash or wire transfer of immediately

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available funds, and (b) a promissory note payable by Buyer to Seller in the principal amount of Five Hundred Fifty Thousand Dollars ($550,000) (the "Promissory Note"). The Promissory Note shall have an annual interest rate equal to the Prime Rate (as defined herein) plus 1%, adjusted as and when changes in the Prime Rate are made. The principal amount of the Promissory Note and interest thereon shall be due and payable over 36 months in equal monthly installments commencing on the first day of the month immediately following the Closing Date. Buyer's obligations under the Promissory Note shall be secured by a pledge of the FTS Stock to Seller. Buyer's pledge of the stock shall be evidenced by its execution and delivery to Seller at Closing of the Pledge Agreement attached hereto as Exhibit B.

Section 4.        Assumed Liabilities.

         4.1 Assignment and Assumption. Seller will transfer and assign, and Buyer will assume and perform, the Assumed Liabilities, which are defined as:
(a) Seller's obligations to Subscribers for (i) subscriber deposits held by Seller as of the Closing Date and which are refundable (ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under Seller Contracts. Buyer will not assume, or have any responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities.

Section 5.        Representations and Warranties of Seller.

         Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing:

         5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 Qualification. Seller has all requisite power and authority to own, lease and use the Assets as they are currently owned, leased and used.

         5.3 Authority and Validity. Seller has all requisite corporate power and authority to execute and deliver, to perform its respective obligations under, and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Seller, and this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

         5.4 No Breach or Violation. Subject to obtaining the Required Consents, the execution, delivery and performance of this Agreement by Seller will not (a) violate any provision of its organization documents; (b) materially violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person which has not been obtained, or (d) (i) materially violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument

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evidencing any of the Assets or any instrument or other agreement to which it is a party or by which it or any of its assets is bound or affected.

         5.5 Assets. Seller has exclusive, good and marketable title to (or in the case of Assets that are leased, valid leasehold interests in) the Assets. The Assets are free and clear of all Encumbrances of any kind or nature, except
(a) Permitted Encumbrances, (b) restrictions stated in the Seller Contracts and
(c) Encumbrances disclosed on Schedule 5.5 hereto which will be removed or otherwise released of record effective at or prior to the Closing, or for which executed releases in form appropriate for filing by, and in form acceptable to, Buyer will be delivered to Buyer at Closing.

         5.6 Compliance with Laws. The ownership, leasing and use of the Assets as they are currently owned, leased and used by Seller do not violate any Legal Requirement, which violation, individually or in the aggregate, would have a material adverse effect on the Business. Seller has not received any notice claiming a material violation by it or the Business of any Legal Requirement applicable to it or the Business as it is currently conducted.

         5.7 Legal Proceedings. Except as set forth on Schedule 5.7 hereto, there is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending or, to the actual knowledge of Seller, threatened, which could have a materially adverse affect on the Assets or the Business.

         5.8 Seller Contracts. Schedule 1.19 hereto contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of all Seller Contracts. Except as set forth in Schedule 1.19: (i) each Seller Contract is in full force and effect and is valid and enforceable in accordance with its terms; (ii) Seller is, and at all times has been, in material compliance with all applicable terms and requirements of each Seller Contract under which Seller has or had any obligation or liability or by which Seller or any of the Assets is or was bound; and (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give Seller or other Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Seller Contract. The Master System Operator Agreement is in full force and effect with no material defaults thereunder.

         5.9 Disclosure. No representation or warranty by Seller in this Agreement or Exhibit to this Agreement, or any statement or certificate furnished or to be furnished by Seller pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

Section 6.        Representations and Warranties of Buyer.

         Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing, as follows:

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         6.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets.

         6.2 Authority and Validity. Buyer has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Buyer, including, without limitation, approval by the Board of Directors of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         6.3 No Breach or Violation. Subject to obtaining the Required Consents, the execution, delivery and performance of this Agreement by Buyer will not: (a) violate any provision of the charter or bylaws of Buyer; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person, which has not been obtained or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person),
(ii) permit or result in the termination, suspension or modification of (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected.

         6.4 SEC Reports; Disclosure. Buyer has filed with the Securities and Exchange Commission ("SEC") all forms, proxy statements, reports and other documents required to be filed by it prior to the date hereof under each of the Securities Act of 1933, as amended ("1933 Act") and the Securities Exchange Act of 1934, as amended ("1934 Act") and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate law and rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made and at the time they were made, not misleading.

         6.5 FTS Stock. [Old version (which one?).]

         6.6 Disclosure. No representation or warranty by Buyer in this Agreement or Exhibit to this Agreement, or any statement or certificate furnished or to be furnished by Buyer pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

Section 7.        Additional Covenants.

         7.1 Access to Premises and Records. Between the date of this Agreement and the Closing Date, and upon not less than 48 hours' notice, Seller will give

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Buyer and its representatives full access at reasonable times to all the premises and books and records of the Business and to all the Assets which are under the control of Seller and will furnish to Buyer and its representatives all information regarding the Business and the Assets as Buyer may from time to time reasonably request. Seller agrees it, its officers and employees will cooperate with and assist Buyer in its reasonable requests for information.

         7.2 Leased Equipment. Seller will pay the remaining balances on any leases for Equipment used in the Business, if any, and deliver title to such Equipment free and clear of all Encumbrances to Buyer at the Closing.

                  7.2.1 Required Consents. Seller and Buyer agree to use their best efforts to obtain all Required Consents, but Buyer will not be required to agree to any material adverse changes in, or the imposition of any material adverse condition upon the transfer to Buyer of any Seller Contract as a condition to obtaining any Required Consent. Seller will use its best efforts to obtain, at its expense, such estoppel certificates or similar documents from lessors and other Persons who are parties to Seller Contracts as Buyer may reasonably request.

         7.3 Notification of Certain Matters. Seller will promptly notify Buyer of any fact, event, circumstance or action (a) which, if known to Seller on the date of this Agreement, would have been required to be disclosed by Seller to Buyer pursuant to this Agreement, or (b) the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement not to be materially correct; and Buyer will promptly notify Seller of any fact, event, circumstance or action (a) which, if known to Buyer on the date of this Agreement, would have been required to be disclosed by Buyer to Seller pursuant to this Agreement, or (b) the existence or occurrence of which would cause any of Buyer's representations or warranties under this Agreement not to be materially correct.

         7.4 Transfer Taxes. In the event that any Governmental Authority shall at any time impose or otherwise require or demand payment by or from either Seller or Buyer of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) with respect to Seller's sale or transfer to Buyer of the Assets, Seller and Buyer shall share equally the responsibility for payment of such amounts.

         7.5 Updated Schedules. Not less than three (3) business days prior to Closing, Seller will deliver to Buyer revised copies of Schedules which shall have been updated to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, or disclose previously undisclosed liabilities, Buyer, at or before Closing, will have the right (to be exercised by notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

         7.6 Satisfaction of Conditions. Each party will use its reasonable best efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 9, provided that Buyer will not be

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required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect any of the Assets or Assumed Liabilities.

         7.7 Confidentiality. No party, nor their respective officers, employees, trustees, agents, representatives or affiliates, will issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other parties. Each party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence, the terms of this Agreement and any non-public information concerning the other party obtained pursuant to this Agreement. Notwithstanding the preceding, a party may disclose such information to the extent required by any Legal Requirement (including disclosure requirements under federal and state securities laws), but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

         7.8 Employment Matters. Seller shall not preclude Buyer from attempting to negotiate employment relationships with employees of Seller who are involved in the Business.

         7.9 Transition. Seller shall cooperate in good faith with Buyer to assure a smooth transition of the Assets and operation of the Business after Closing.

         7.10 Buyer's Reimbursement. At Closing, Buyer shall reimburse Seller for all costs and expenses incurred by Seller in operating the Business from _______, 1999 to the Closing Date which are related to those actions that Seller performs at the request of Buyer. Buyer's reimbursement of such costs shall be due and payable to Seller at Closing in cash or by wire transfer of immediately available funds.

Section 8.        Closing.

         8.1 Time and Place of Closing. Subject to satisfaction or waiver of all conditions precedent under this Agreement, the date of Closing ("Closing Date") shall be a date, as designated by Seller in writing, that is not earlier than three (3) and no later than seven (7) days after the later of the following: (i) thirty (30) days after the effective date of the merger involving Buyer and Celerity Systems, Inc., or (ii) Seller's receipt of all Required Consents. The Closing will be held in the offices of Polsinelli, White, Vardeman & Shalton, P.C. at 700 West 47th Street, Suite 1000, Kansas City, Missouri or such other place as Buyer and Seller may agree.

Section 9.        Conditions to Closing.

         9.1 Conditions to the Obligations of Buyer and Seller. The obligations of each party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

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         9.1.1 No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by a Governmental Authority, which would (a) prohibit Seller's transfer of the Asset, (b) prohibit Buyer's ownership of the Business or the Assets, (c) compel Buyer to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement, or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

         9.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

         9.2.1 All representations and warranties of Seller contained in this Agreement are, if not specifically qualified by materiality, true in all respects and, if so qualified, are true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes specifically permitted or contemplated by this Agreement.

         9.2.2 Seller has performed and complied in all material respects with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

         9.2.3 Seller has executed (or caused to be executed) and delivered to Buyer each of the following items:

         (a) the Earnest Money Escrow Agreement in the form attached hereto as Exhibit A;

         (b) the Bill of Sale substantially in the form attached hereto as Exhibit C;

         (c) the Assignment and Assumption of Contracts Agreement substantially in the form attached hereto as Exhibit D;

         (d) a certificate of good standing for Seller from the Delaware Secretary of State;

         (e) such other transfer instruments as Buyer may reasonably deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets.

         9.2.4 Seller has delivered to Buyer evidence, in form and substance satisfactory to Buyer, that all of the Required Consents have been obtained or given and are in full force and effect.

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         9.2.5 No action, proceeding or investigation has been instituted or threatened prior to Closing by or before any court or Governmental Authority which would, if determined adversely to Buyer's interest, materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement. In addition, there shall not have been any material adverse change in the Business or Assets. Nothing in this Section shall be construed so as to give Buyer any unfair option to delay or avoid closing on this transaction and in any event, there must be a reasonable basis supported by fact to invoke the protection of this provision.

         9.2.6 Seller has delivered documentation to Buyer evidencing the release or termination of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances).

         9.2.7 Seller has delivered to Buyer: (a) a certificate, dated the Closing Date, signed by Seller's chief executive officer or President, stating that to the best of his knowledge in his corporate capacity the conditions set forth in Sections 9.2.1 and 9.2.2 are satisfied; and (b) a copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of Seller, dated as of the Closing, that such resolutions were duly adopted and are in full force and effect as of the date of Closing.

         9.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by Seller, to the extent permitted by applicable Legal Requirement, at or prior to the Closing Date, of each of the following conditions:

         9.3.1 Buyer has paid the Purchase Price required to be paid at the Closing.

         9.3.2 All representations and warranties of Buyer contained in this Agreement are, if not specifically qualified by materiality, true and correct in all respects and, if so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes specifically permitted or contemplated by this Agreement.

         9.3.3 Buyer in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

         9.3.4 Buyer has executed and delivered to Seller each of the following items:

         (a) the Earnest Money Escrow Agreement in the form attached hereto as Exhibit A;

         (b) the Pledge Agreement in the form attached hereto as Exhibit B;

         (c) the Assignment and Assumption of Contracts Agreement substantially in the form attached hereto as Exhibit D; and

         9.3.5 Buyer has delivered to Seller the following: (a) a certificate, dated the Closing Date, signed by the chief executive officer or President of


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Buyer, stating that to the best of his knowledge in his corporate capacity, the conditions set forth in Sections 9.3.2 and 9.3.3 are satisfied; and (b) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of Buyer, dated as of the Closing, that such resolutions were duly adopted and are in full force and effect as of the date of Closing.

         9.4 Waiver of Conditions. Any party may waive in writing any or all of the conditions to its obligations under this Agreement.

Section 10.       Termination.

         10.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

         (a) by the mutual written consent of Buyer and Seller; or

                  (b) by Buyer or Seller, if the transactions contemplated by this Agreement to take place at the Closing have not been consummated on or before ____________________ (the "Closing Deadline"); provided, however, that if the failure to consummate the transactions is the result of (i) a breach or default by such party in the performance of any of its obligations under this Agreement or (ii) the failure of any representation or warranty of such party to be accurate, the termination of this Agreement shall not limit the right of the other party to pursue an action for damages resulting from such breach or failure, except that Buyer and Seller will have no liability in any event if, for any reason whatsoever, DIRECTV(R)does not approve transfer to Buyer of the Master System Operator Agreement.

         10.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

         10.3 Procedure Upon Termination. In the event of the termination of this Agreement by Buyer or Seller pursuant to this Section 10, written notice of such termination will promptly be given by the terminating party to the other.

Section 11.       Survival of Representations and Warranties; Indemnification.

         11.1 Survival of Representations and Warranties. The representations and warranties of Seller and Buyer in this Agreement and in the documents and instruments to be delivered by Seller pursuant to this Agreement will survive the Closing without limitation until the first anniversary of the Closing Date. The periods of survival of the representations and warranties prescribed by this
Section 11.1 are referred to as the "Survival Period". The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Buyer or Seller in written notice to Seller before such expiration or about which Seller has given Buyer written

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

notice before such expiration indicating the facts or conditions existing that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail).

         11.2 Indemnification by Seller. Seller will indemnify, defend and hold harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

                  (a) all losses, damages, liabilities, deficiencies or obligations of or to Buyer resulting from or arising out of (i) any material breach of any then surviving representation or warranty made by Seller in this Agreement, (ii) any material breach of any other servicing covenant, agreement or obligation of Seller contained in this Agreement, (iii) any third party claim with respect to any act or omission of Seller with respect to Seller's operation of the Assets or Seller's conduct of the Business, which act or omission occurred prior to the Closing Date without regard to whether such third party claim with respect to such act or omission is asserted before or after the Closing Date, (iv) any liability or obligation of Seller not included in the Assumed Liabilities; and (v) any claim relating in any manner to the operation of the Business prior to and on the Closing Date; and

                  (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

         11.3 Indemnification by Buyer. Buyer will indemnify, defend and hold harmless Seller and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

                  (a) all losses, damages, liabilities, deficiencies or obligations of or to Seller or any such other indemnified Person resulting from or arising out of (i) any material breach of any then surviving representation or warranty made by Buyer in this Agreement,
         (ii) the material breach of any then surviving covenant, agreement or obligation of Buyer contained in this Agreement or (iii) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and (iv) any third party claim with respect to any act or omission of Buyer with respect to Buyer's operation of the Assets or Buyer's conduct of the Business, which act or omission occurred on and after the Closing Date; and

                  (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

         11.4 Third Party Claims. Promptly (and in any event within 30 days) after the receipt by any party of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such

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

party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time (and in any event within 30 days) after the giving of such notice by the Indemnified Party,
(a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this
Section 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action, and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any reasonable manner. The Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 11.4. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

Section 12.       Miscellaneous.

         12.1 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the Buyer, Seller will not assign any of its rights under this Agreement or delegate any of its duties under this Agreement.

         12.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or sent by first class, prepaid, registered or certified mail (return receipt requested), or delivered by commercial courier (e.g., United Parcel Service or Federal Express) or, if receipt is confirmed, by telecopier:

         To Seller at:     Golden Sky Systems, Inc.
                           4700 Belleview, Suite 300
                           Kansas City, MO  64112

         Attention:        Rodney A. Weary, President and
                           Jo Ellen Linn, Corporate Counsel
         Telephone:        (816) 753-5544
         Telecopy:         (816) 753-5595

         With a copy (which will not constitute notice) transmitted by telecopier to:

                           Polsinelli, White, Vardeman & Shalton, P.C.
                           700 West 47th Street, Suite 1000
                           Kansas City, MO  64112

         Attention:        Gerald W. Brenneman, Esq. and
                           Edward N. Foster, Esq.
         Telephone:        (816) 753-1000
         Telecopy:         (816) 753-1536

         To Buyer at:
                           FutureTrak International, Inc.
                           3655 Park Central Blvd. North
                           Pompano Beach, FL 33064

         Attention:        ____________________
         Telephone:        (954) 971-2244
         Telecopy:         (954) 971-2228

         With a copy (which will not constitute notice) transmitted by telecopier to:

                           _____________________
                           _____________________
                           _____________________
                           _____________________

         Attention:        _____________________
         Telephone:        _____________________
         Telecopy:         _____________________

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

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

         12.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

         12.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         12.5 Captions. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

         12.6 Choice of Law. This Agreement and the rights of the parties under it will be governed and construed in all respects in accordance with the laws of the State of Missouri. The appropriate jurisdiction and venue in connection with the interpretation of any disputes concerning this Agreement will be in the Circuit Court of Jackson County, Missouri. Seller hereby waives any and all right(s) to remove any dispute concerning this Agreement to Federal Court.

         12.7 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

         12.8 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.9 Further Actions. Seller and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.10 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

         12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         12.12 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter herein. In that regard, this Agreement is intended to and does supersede and replace entirely any and all prior correspondence regarding the transaction between the Buyer and Seller. This Agreement may not be amended or modified except by a writing signed by the parties.

         12.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

         12.14 Construction. This Agreement has been negotiated by Buyer and Seller and its respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         12.15 Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by Citibank, N.A. at its prime rate (the "Prime Rate") plus 3%, adjusted as and when changes in the Prime Rate are made.

         12.16 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

         The parties have executed this Agreement as of the day and year first above written.

                                            BUYER:

                                            FutureTrak International, Inc.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            SELLER:

                                            Golden Sky Systems, Inc.


                                            By:_________________________________
                                                  Rodney A. Weary, President

                                  EXHIBIT LIST
                                  ------------

           Exhibit A         Earnest Money Escrow Agreement
           Exhibit B         Pledge Agreement
           Exhibit C         Bill of Sale
           Exhibit D         Assignment and Assumption of Contracts Agreement

                                LIST OF SCHEDULES
                                -----------------

         1.1               Accounts Receivable

         1.18              Equipment

         1.12              Intangibles

         1.19              Seller Contracts

         5.5               Encumbrances

         5.7               Legal Proceedings










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